PRICING SUPPLEMENT NO. 101                                       Rule 424(b)(3)
DATED: January 5, 1998                                       File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:      Floating Rate Notes     Book Entry Notes
$25,000,000            [x]                     [x]

Original Issue Date:   Fixed Rate Notes        Certificated Notes
January 5, 1998        [_]                     [_]

Maturity Date:
January 5, 1999

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:


                                              Optional             Optional
                        Redemption            Repayment            Repayment
Redeemable On           Price(s)              Date(s)              Price(s)
-------------           -----------           ---------            ----------

N/A                     N/A                   N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Quarterly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.05%
-----------------------------------

*        4/5/98, 7/5/98 and 10/5/98.

**       4/5/98, 7/5/98 and 10/5/98 and 1/5/99.

***      5.73125%

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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